UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10080 N. Wolfe Rd., Suite SW3-200 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 2, 2025, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing a positive full dataset and successful completion of the Company’s Phase 3 RECOVER open-label extension (OLE) 1-year study evaluating the long-term safety, tolerability and efficacy of brilaroxazine in patients with schizophrenia. A copy of the press release is attached hereto as Exhibit 99.1.

Also on June 2, 2025 the Company furnished an investor slide deck presenting the dataset from the OLE trial (the “Investor Presentation Materials”). A copy of the Investor Presentation Materials are attached hereto as Exhibit 99.2.

On Monday, June 2, 2025, at 8:00 a.m. EDT (5:00 a.m. PDT), the Company will host a virtual webcast regarding the OLE trial data. Information about how to register for and access the virtual webcast are set forth in the press release attached as Exhibit 99.1 hereto. The Investor Presentation Materials attached as Exhibit 99.2 hereto will be presented during the virtual webcast. The Investor Presentation Materials may be presented at meetings with investors, stockholders, analysts and others and at investor conferences, in whole or in part and possibly with modifications, from time to time on or after June 2, 2025. A copy of the Investor Presentation Materials will be available on the Company’s website, www.revivapharma.com, and as noted above is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On June 2, 2025, the Company announced a positive full dataset and successful completion of the Company’s Phase 3 RECOVER open-label extension (OLE) 1-year study evaluating the long-term safety, tolerability and efficacy of brilaroxazine in patients with schizophrenia. Once daily brilaroxazine led to robust broad-spectrum efficacy that was sustained over 1-year and was generally well tolerated with a discontinuation rate of 35% in this long-term study. Brilaroxazine is a novel serotonin dopamine signaling modulator with multi-faceted direct and indirect activities on critical pathways implicated in schizophrenia.

Key safety, efficacy and compliance findings for pooled analysis of brilaroxazine (n = 446) at 15 mg (n = 140), 30 mg (n = 158), and 50 mg (n = 148) include: Dose-dependent, broad spectrum, clinically meaningful and sustained long-term (1-year) efficacy across all major symptom domains of schizophrenia.

Point Improvement from Baseline to End of Treatment for Brilaroxazine Pooled (15, 30, and 50 mg) at 6-month and 12-month, p ≤0.001
	OLE at 6-month (N=303)	OLE at 12-month (N=159)	Rollover Patients, Double-blind to OLE at 13-month (N=50)
PANSS Total Score	-10.7	-18.1	-47.7
Positive Symptoms	-3.3	-5.0	-14.0
Negative Symptoms	-2.8	-4.4	-10.5
Negative Marder Factor	-3.0	-4.4	---
PANSS Social Cognition	-1.5	-2.9	---
Personal and Social Performance	4.5	11.3	32.7
CGI-S score >1-point	37.3%	58.5%	100%
PANSS Excitement/Agitation	-1.4	-3.5	---
PANSS General Psychopathology	-4.7	-8.7	23.2
PANSS: Positive and Negative Syndrome Scale; CGI-S: Clinical Global Impression - Severity

Clinical safety, tolerability and adherence findings with pooled doses of brilaroxazine (15, 30, and 50 mg) in the OLE trial patients (N=446) support a well-tolerated safety profile:

■	8.5% of participants reported at least one treatment-emergent adverse event (TEAE), which were mostly mild (6.5%) or moderate (2.0%) in severity and transient in nature

■	Most common TEAEs ≥2% were headache (2.7%), insomnia (4.0%), sleep disturbance (2.9%) and mild tremor (3.1%)

■
Brilaroxazine was not associated with any clinically meaningful changes in movement disorder scales used for evaluating motor side effects such as akathisia and extrapyramidal symptoms over 1-year treatment

■	Mild weight gain (1.52 kg) reported in the pooled brilaroxazine dose group over 1-year treatment. Weight gain was not dose dependent with least weight gain (1.28 kg) at 50 mg dose

■
No drug related serious adverse events (SAEs) observed or major safety concerns reported for brilaroxazine after 1-year of treatment; 5 serious adverse events were reported, and none were related to brilaroxazine treatment

■	No incidence of clinically significant cardiac side effects, or gastrointestinal side effects

■	No incidence of drug induced liver injury (DILI)

■	No significant change in blood glucose levels

■	Improved lipids levels and endocrine hormone levels (prolactin, and thyroid)

■	Treatment discontinuation rate of 35% reported in this one-year study primarily due to withdrawal of consent (22%), participant lost to follow up (7%) and treatment related adverse events (1.1%)

The Company believes that collectively, the Phase 3 RECOVER OLE study (52-week/1-year) findings further strengthen the safety, efficacy and treatment adherence findings in the Phase 3 RECOVER double-blind study (4-week).

The RECOVER OLE Study is a global, open-label, multicenter study to assess the safety, tolerability and efficacy of brilaroxazine at flexible doses of 15, 30 or 50 mg, administered once daily for 52-week (1-year) in patients with stable schizophrenia. The OLE study included both rollover participants from the RECOVER double-blind study and de novo participants with stable schizophrenia. Long-term safety data from 100 patients who have completed 1-year of treatment is a requirement for brilaroxazine’s NDA submission to the U.S. Food and Drug Administration (“FDA”).

About Brilaroxazine
Brilaroxazine is an in-house discovered new chemical entity with potent affinity and selectivity against key serotonin and dopamine receptors implicated in the pathophysiology of several conditions including schizophrenia, psoriasis and interstitial lung diseases like pulmonary hypertension, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF).

Positive topline data from the global Phase 3 RECOVER trial in schizophrenia demonstrated the trial successfully met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains including reduction in key proinflammatory cytokines implicated in the pathophysiology of schizophrenia and comorbid inflammatory conditions at week 4 with 50 mg of brilaroxazine vs. placebo, with a generally well-tolerated side effect profile comparable to placebo and discontinuation rates lower than placebo. Positive data from a clinical drug-drug interaction (DDI) study investigating the potential effect of the CYP3A4 enzyme on brilaroxazine in healthy subjects supports no clinically significant interaction when combined with a CYP3A4 inhibitors. Reviva believes that a full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. Reviva intends to develop brilaroxazine for other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD) and attention-deficit/hyperactivity disorder (ADHD).

Additionally, brilaroxazine has shown promising nonclinical activity for inflammatory diseases psoriasis, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) with mitigation of fibrosis and inflammation in translational animal models. Brilaroxazine has already received Orphan Drug Designation by the FDA for the treatment of PAH and IPF conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated June 2, 2025.

99.2	Investor Presentation Materials, dated June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: June 2, 2025	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer